                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 Date of Report
                        (date of earliest event reported)
                                  April 9, 2001


                           NORTEL NETWORKS CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)






          CANADA                        001-07260             not applicable

(State or other jurisdiction          (Commission            (IRS Employer
      of incorporation)               File Number)          Identification No.)







8200 Dixie Road, Suite 100, Brampton, Ontario, Canada               L6T 5P6
------------------------------------------------------             ----------
    (address of principal executive offices)                       (Zip code)





Registrant's telephone number, including area code (905) 863-0000.

ITEM 5. OTHER EVENTS



On April 9, 2001, the Registrant announced an amendment to the agreement reached with ANTEC Corporation ("ANTEC") last October to realign their cable businesses to create a new company. Under the amended agreement, the Registrant and ANTEC will, immediately prior to closing, contribute to Arris Interactive L.L.C. ("Arris Interactive") the amount of all outstanding loans previously provided to Arris Interactive, approximately US$114 million and US$10 million at December 31, 2000, respectively. At closing, the Registrant will transfer to the new company its existing membership interest in Arris Interactive in return for 37 million shares of common stock in the new company. The Registrant will own approximately 49.3 percent of the new company, and ANTEC stockholders will own the remaining 50.7 percent. The Registrant will also convert at closing approximately US$90 million of certain current payables and royalties due from, and advances made to, Arris Interactive into a new membership interest in Arris Interactive. Subject to the satisfaction of certain conditions, the Registrant will have the right to require Arris Interactive to redeem this new interest.

The transaction is expected to close in the second quarter of 2001. The transaction is subject to customary regulatory approvals, the approval of ANTEC shareholders, the completion of ANTEC's new working capital financing arrangements and the satisfaction of certain conditions relating to the new membership interest.

Certain statements included in this report are forward-looking and are subject to important risks and uncertainties. The results or events predicted in these statements may differ materially from actual results or events. Factors which could cause results or events to differ from current expectations include, among other things: the impact of price and product competition; the dependence on new product development; the impact of rapid technological and market change; the ability of the Registrant to make acquisitions and/or integrate the operations and technologies of acquired businesses in an effective manner; general industry and market conditions and growth rates; international growth and global economic conditions, particularly in emerging markets and including interest rate and currency exchange rate fluctuations; the impact of consolidations in the telecommunications industry; the uncertainties of the Internet; stock market volatility; the ability of the Registrant to recruit and retain qualified employees; the ability to obtain timely, adequate and reasonably priced component parts from suppliers and internal manufacturing capacity; the impact of increased provision of customer financing by the Registrant; the impact of the credit risks of our customers; the entrance by the Registrant into an increased number of supply, turnkey, and outsourcing contracts which contain delivery, installation, and performance provisions, which, if not met could result in the Registrant having to pay substantial penalties or liquidated damages; and the impact of increased provision of customer financing and commitments by the Registrant. For additional information with respect to certain of these and other factors, see the reports filed by the Registrant with the United States Securities and Exchange Commission. The Registrant disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     NORTEL NETWORKS CORPORATION


                                               By:  /s/ DEBORAH J. NOBLE
                                                    ----------------------------
                                                    Deborah J. Noble
                                                    Corporate Secretary


                                               By:  /s/ BLAIR F. MORRISON
                                                    ----------------------------
                                                    Blair F. Morrison
April 10, 2001                                      Assistant Secretary


                                      -2-